Udemy Reports Fourth Quarter and Full Year 2023 Results
Udemy Business full-year 2023 revenue grew 34% year-over-year, driven by the global transformation to a skills-based economy and demand for generative AI professional skills
Platform adds 10 million learners and more than 1,800 net new Enterprise customers in 2023
Board of Directors approved share repurchase program of up to $100 million
San Francisco, CA / February 14, 2024 - Udemy (Nasdaq: UDMY), a leading online skills marketplace and learning platform, today reported results for the three- and twelve-month periods ended December 31, 2023. Udemy also announced today in a separate news release that its Board of Directors approved its first share repurchase program.
Fourth Quarter and Full Year 2023 Financial Results and Key Operating Data Summary
(in millions, except customers, percentages and basis points)

	Three Months Ended December 31,		% Change		Fiscal Year Ended December 31,		% Change
	2023	2022	YoY		2023	2022	YoY
Revenue	$189.5	$165.3	15%		$728.9	$629.1	16%
Gross Profit	$109.9	$91.3	20%		$419.3	$353.8	19%
Gross Margin	58%	55%	300	bps	58%	56%	200	bps
Non-GAAP Gross Profit	$112.5	$94.0	20%		$429.2	$362.0	19%
Non-GAAP Gross Margin	59%	57%	200	bps	59%	58%	100	bps
Net Loss	$(20.2)	$(52.2)	(61)%		$(107.3)	$(153.9)	(30)%
Non-GAAP Net Income (Loss)	$3.8	$(22.8)	(117)%		$1.9	$(68.3)	(103)%
Adjusted EBITDA	$4.0	$(20.2)	(120)%		$7.8	$(48.7)	(116)%
Adjusted EBITDA Margin	2%	(12)%	1,400	bps	1%	(8)%	900	bps

Enterprise Segment
Total Customers	15,726	13,920	13%
Annual Recurring Revenue	$466.0	$371.7	25%
Net Dollar Retention	106%	115%	(900)	bps
UB Large Customer Net Dollar Retention	113%	123%	(1,000)	bps
Segment Revenue	$114.7	$90.6	27%		$420.6	$314.0	34%
Segment Gross Profit	$79.1	$60.4	31%		$283.4	$209.5	35%
Segment Gross Margin	69%	67%	200	bps	67%	67%	—	bps

Consumer Segment
Monthly Average Buyers	1.37	1.36	1%		1.38	1.34	3%
Segment Revenue	$74.9	$74.7	—%		$308.3	$315.1	(2)%
Segment Gross Profit	$38.3	$37.4	3%		$163.8	$165.8	(1)%
Segment Gross Margin	51%	50%	100	bps	53%	53%	—	bps
“Udemy ended the year with solid fourth quarter and full year 2023 results that exceeded expectations as we executed on all of our strategic priorities,” said Greg Brown, Udemy’s President and CEO. “Companies around the world are partnering with us to support their transformation to becoming skills-based organizations and to stay current with technological advancements, such as generative AI, resulting in more than 13 billion minutes of learning on Udemy’s platform in 2023. With a disciplined approach to operational efficiency throughout the organization, we delivered our first full year of positive adjusted EBITDA ahead of plan. While the challenging operating environment creates some near-term headwinds, we remain as positive as ever about the long-term growth opportunities available to us.
“Finally, our share repurchase program underscores the confidence that our board and management team have in our strategy and the future of Udemy and reinforces our commitment to deliver returns for Udemy shareholders,” concluded Brown.

Fourth Quarter 2023 Financial Highlights:
•Total revenue increased 15% year-over-year to $189.5 million and exceeded the high end of Udemy’s guidance range for the quarter by approximately $3 million. Revenue growth includes a negative impact of 1 percentage point from changes in foreign exchange (FX) rates year-over-year.
•Enterprise segment, or Udemy Business, revenue increased 27% year-over-year, including the negative impact of 2 percentage points from changes in FX rates year-over-year, to $114.7 million.
•Udemy Business Annual Recurring Revenue (ARR) increased 25% year-over-year to $466.0 million.
•Consumer segment revenue growth was flat year-over-year, including the negative impact of less than one percentage point from changes in FX rates year-over-year, at $74.9 million.
•Ended the quarter with $480.9 million in cash, cash equivalents, restricted cash and marketable securities.
Business and Operational Highlights
•Acquired 10 million new learners and more than 1,800 net new Enterprise customers to the Udemy platform in 2023, ending the year with a total of 69 million and 15,726, respectively.
•Added new, or expanded existing, relationships with Udemy Business customers globally, including Airbus SE (France), Banco de Costa Rica (Costa Rica), Canada Revenue Agency (Canada), Hewlett Packard Enterprise Globalsoft Pvt Ltd. (India), Johnson Controls (U.S.), Marriott International (U.S.), Mercado Libre (Uruguay), Nutanix, Inc. (U.S.), Shoprite Holdings Ltd. (South Africa), Texas Instruments Inc. (U.S.), Ulta Beauty (U.S.), and Williams-Sonoma (U.S.).
•Continued Udemy Business’s expansion in the Asia-Pacific region with new customer wins and expansions through strategic reseller partnerships, including Honda Motor Co., Ltd. (Japan), KAIST (S. Korea), Kobelco Construction Machinery Co. (Japan), Korean Air (S. Korea), NCSOFT Corporation (S. Korea), Shein (Singapore), SK mySUNI (S. Korea), and Trend Micro Inc. (Japan).
•Entered into a multi-year partnership with McLaren Racing to become its Official Learning and Skills Partner, including the McLaren Formula 1 Team, Arrow McLaren IndyCar Team, NEOM McLaren Formula E Team and NEOM McLaren Extreme E Team.
•Partnered with ServiceNow, a leading digital workflow platform, to integrate more than 75 of Udemy’s ‘power skills'’ courses into ServiceNow’s ‘Now Learning’ platform to complement existing technology training.
•Introduced Udemy’s comprehensive Intelligent Skills Platform, which will include Udemy AI Learning Assistant, Udemy AI Skills Mapping and several new enhancements for content creators/instructors, such as a gen AI-assisted Q&A feature.
•Redesigned the Udemy.com homepage to better-position Udemy as the leading skills-development solution for organizations and professionals.
•Launched a new feature that allows Udemy Business learners to discover, import and share badges attained from their account to their internal company channels and on social media.
•Selected as a 2024 G2 Best Software Awards winner, ranked #4 in the Education Products category. The Best Software Awards are awarded to companies across the globe that provide best-in-class products and experiences for their enterprise customers.
•Ranked 17th on the list of top U.S. employers and honored regionally in Austin, Colorado and San Francisco for the second consecutive year for Built In’s annual list of Best Places to Work.
Share Repurchase Program
Udemy’s Board of Directors has approved its first share repurchase program under which the Company is authorized to repurchase up to $100 million of Udemy common stock. These shares may be purchased in either the open market or in privately negotiated transactions, in accordance with SEC regulations.
Financial Outlook
Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.
The following table reflects Udemy’s financial outlook for its first quarter and full year ending December 31, 2024.

	Three Months Ending March 31, 2024	Year Ending December 31, 2024
Revenue	$193 - $196 million	$795 - $810 million
Adjusted EBITDA Margin[1]	Breakeven	1.5% - 2.0%
Weighted Average Share Count, Basic[2]	158 million	160 million
Weighted Average Share Count, Diluted[2]	163 million	167 million
1. Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.
2. Udemy’s outlook for weighted average share count, basic and diluted, excludes any impact from potential future repurchase activities under our share repurchase program.

The revenue guidance range above assumes historical changes in FX rates will not have a meaningful impact on total year-over-year revenue growth in the first quarter, but assumes an estimated negative impact of 3 percentage points for the full year 2024. Udemy's revenue guidance assumes constant FX rates set at the start of the year.
Webcast Information
Udemy will host a conference call and webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Wednesday, February 14 to discuss its fourth quarter and full year 2023 financial results and outlook. A link to the live webcast and recorded replay of the conference call will be available on the “Quarterly Results” section of Udemy’s Investor Relations website at https://investors.udemy.com/. The live call may also be accessed via telephone at (833) 630-1963 domestically and (412) 317-5702 internationally. The archived replay of the webcast will be available for approximately one year.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide useful information to investors and others in understanding and evaluating our operating results because our management team and board of directors use these non-GAAP financial measures for the purposes of assessing operating results and business planning. These non-GAAP financial measures also provide useful measures for period-to-period comparisons of our business by removing the effect of certain non-cash expenses and certain variable charges.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net loss determined in accordance with GAAP, excluding i) interest income; ii) interest expense; iii) provision for income taxes; iv) depreciation and amortization; v) other expense, net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency; vi) stock-based compensation expense; and vii) restructuring charges. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) as net loss, adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring charges.
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, basic. We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, diluted, which adjusts for the potentially dilutive effects of our employee equity incentive plans.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.
Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Key Business Metrics
Udemy Business customers
We count the total number of Udemy Business (“UB”) customers at the end of each period. To do so, we generally count unique customers using the concept of a domestic ultimate parent, defined as the highest business in the family tree that is in the same country as the contracted entity. In some cases, we deviate from this methodology, defining the contracted entity as a unique customer despite the existence of a domestic ultimate parent. This often occurs where the domestic ultimate parent is a financial owner, government entity, conglomerate, or acquisition target where we have contracted directly with the subsidiary. We define a UB customer as a customer who purchases Udemy via our direct sales force, reseller partnerships or through our self-service platform.

Udemy Business Annual Recurring Revenue
We disclose our UB ARR as a measure of our Enterprise revenue growth. ARR represents the annualized value of our UB customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
Udemy Business Net Dollar Retention Rate and Udemy Business Large Customer Net Dollar Retention Rate
We disclose UB Net Dollar Retention Rate, or UB NDRR, as a measure of revenue growth for all UB customers within our Enterprise segment, including UB Large Customers, which we define as companies with at least 1,000 employees. We calculate UB NDRR as the total ARR at the end of a trailing twelve-month period divided by the total ARR at the beginning of a trailing twelve-month period for the cohort of all UB customers active at the beginning of the trailing twelve-month period. We calculate UB Large Customer NDRR as the total UB Large Customer ARR at the end of a trailing twelve-month period divided by the total Large Customer ARR at the beginning of a trailing twelve-month period for the cohort of UB customers with at least 1,000 employees active at the beginning of the trailing twelve-month period. Total ARR and Large Customer ARR at the end of a trailing twelve-month period are calculated as ARR and Large Customer ARR, respectively, at the beginning of a trailing twelve-month period that are then adjusted for upsells, downsells, and churns for the same cohort of customers during that period. Large Customer ARR represents the annualized value of contracts for UB customers with active seats and having at least 1,000 employees on the last day of a given period.
Monthly average buyers
A buyer is a consumer who purchases a course or subscription through our direct-to-consumer offering. We first determine the number of monthly buyers by taking the total buyers of single courses during a given month plus the total active, paid consumer subscribers at any point in that month, adjusting for duplicate buyers that may be present in both totals. We then calculate monthly average buyers by taking an average of the monthly buyer totals over a particular period, such as a fiscal year. Our monthly average buyer count is not intended as a measure of active engagement, as not all buyers are active at any given time or over any given period.
Segment revenue and segment gross profit
Segment revenue represents the revenue recognized from our two segments, Enterprise (or Udemy Business), and Consumer. Segment gross profit is defined as segment revenue less segment cost of revenue, which include content costs, hosting and platform costs, customer support services, and payment processing fees that are allocable to each segment. Segment gross profit excludes amortization of capitalized software, amortization of intangible assets, depreciation, and stock-based compensation allocated to cost of revenue as our chief operating decision maker does not include the information in his measurement of the performance of the operating segments.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the second quarter of 2023, the full year 2023, and future periods; anticipated future expenses and investments; our business strategy and plans; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 2, 2023. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
About Udemy
Udemy (Nasdaq: UDMY) transforms lives through learning by providing flexible, effective skill development to empower organizations and individuals. The Udemy marketplace platform, with thousands of up-to-date courses in dozens of languages, offers the tools learners, instructors and enterprises need to achieve their goals and reach their full potential. Millions of people learn on the Udemy platform from real-world experts in topics ranging from programming and data science to leadership and team building. Udemy Business enables employers to offer on-demand learning for all employees, immersive learning for tech teams and cohort learning for leaders. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank and Volkswagen. Udemy is headquartered in San Francisco with hubs in Ankara and Istanbul, Türkiye; Austin, Texas; Denver, Colorado; Dublin, Ireland; Melbourne, Australia; and New Delhi, India.

Udemy, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2023	2022	2023	2022
Revenue	$189,545	$165,330	$728,937	$629,097
Cost of revenue (1) (2)	79,695	73,990	309,598	275,320
Gross profit	109,850	91,340	419,339	353,777
Operating expenses (1)(2)
Sales and marketing	83,218	88,558	316,738	301,347
Research and development	29,506	29,961	120,335	104,556
General and administrative	22,786	26,917	93,898	99,064
Restructuring charges	—	—	10,263	—
Total operating expenses	135,510	145,436	541,234	504,967
Loss from operations	(25,660)	(54,096)	(121,895)	(151,190)
Other income (expense)	—	—
Interest income	5,912	3,691	20,670	5,548
Interest expense	(54)	(356)	(518)	(1,251)
Other income (expense), net	283	(257)	(1,898)	(4,696)
Total other income (expense), net	6,141	3,078	18,254	(399)
Net loss before taxes	(19,519)	(51,018)	(103,641)	(151,589)
Income tax provision	(729)	(1,135)	(3,653)	(2,286)
Net loss	$(20,248)	$(52,153)	$(107,294)	$(153,875)
Net loss per share
Basic and diluted	$(0.13)	$(0.36)	$(0.71)	$(1.09)
Weighted-average shares used in computing net loss per share
Basic and diluted	155,161,554	143,120,852	150,098,776	140,873,504

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$1,876	$1,920	$7,006	$5,360
Sales and marketing	7,837	10,538	30,859	29,054
Research and development	6,539	7,547	26,301	20,850
General and administrative	6,866	8,245	30,672	26,029
Restructuring charges	—	—	1,208	—
Total stock-based compensation expense	$23,118	$28,250	$96,046	$81,293
(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$725	$725	$2,900	$2,900
Sales and marketing	229	341	1,208	1,366
Total amortization of intangible assets	$954	$1,066	$4,108	$4,266

Udemy, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$305,564	$313,685
Restricted cash, current	3,329	—
Marketable securities	171,372	151,687
Accounts receivable, net	92,555	104,530
Prepaid expenses and other current assets	20,924	14,878
Deferred contract costs, current	38,584	30,234
Total current assets	632,328	615,014
Property and equipment, net	4,439	7,012
Capitalized software, net	31,388	27,412
Operating lease right-of-use assets	5,691	11,377
Restricted cash, non-current	659	3,629
Deferred contract costs, non-current	35,790	35,411
Strategic investments	10,311	12,104
Intangible assets, net	5,223	9,331
Goodwill	12,646	12,646
Other assets	2,721	3,632
Total assets	$741,196	$737,568
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,506	$14,529
Accrued expenses and other current liabilities	27,778	31,247
Content costs payable	40,277	37,310
Accrued compensation and benefits	24,332	22,882
Operating lease liabilities, current	5,825	7,002
Deferred revenue, current	279,414	273,937
Total current liabilities	380,132	386,907
Operating lease liabilities, non-current	1,124	6,545
Deferred revenue, non-current	3,000	4,342
Other liabilities, non-current	48	464
Total liabilities	384,304	398,258

Stockholders' equity:
Preferred stock	—	—
Common stock	2	1
Additional paid-in capital	1,076,508	951,946
Accumulated other comprehensive loss	80	(233)
Accumulated deficit	(719,698)	(612,404)
Total stockholders’ equity	356,892	339,310
Total liabilities and stockholders' equity	$741,196	$737,568

Udemy, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Fiscal Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss attributable to common stockholders	$(107,294)	$(153,875)
Adjustments to reconcile net loss attributable to common stockholders to net cash used in operating activities:
Depreciation and amortization	24,588	21,216
Amortization of deferred contract costs	48,161	32,279
Stock-based compensation	96,046	81,293
Allowance for credit losses	1,662	960
Accretion of marketable securities	(7,492)	(896)
Non-cash operating lease expense	5,856	6,205
Unrealized loss on strategic investments	1,793	2,896
Other	1,178	690
Changes in operating assets and liabilities:
Accounts receivable	10,313	(32,309)
Prepaid expenses and other assets	(5,831)	(4)
Deferred contract costs	(56,890)	(53,379)
Accounts payable, accrued expenses and other liabilities	(14,429)	(28,620)
Content costs payable	2,967	1,349
Operating lease liabilities	(6,768)	(6,487)
Deferred revenue	4,135	67,725
Net cash used in operating activities	(2,005)	(60,957)
Cash flows from investing activities:
Purchases of marketable securities	(307,706)	(158,503)
Proceeds from maturities of marketable securities	295,800	7,500
Purchases of property and equipment	(632)	(1,564)
Capitalized software costs	(12,434)	(14,160)
Purchases of strategic investments	—	(5,000)
Payments related to business combinations	—	(1,500)
Net cash used in investing activities	(24,972)	(173,227)
Cash flows from financing activities:
Net proceeds from exercise of stock options	17,911	7,149
Taxes paid related to net share settlement of equity awards	(6,760)	—
Proceeds from share purchases under employee stock purchase plan	8,044	9,192
Payment of deferred offering costs	—	(1,586)
Net cash provided by financing activities	19,195	14,755

Effect of foreign exchange rates on cash flows	20	(25)

Net decrease in cash, cash equivalents and restricted cash	(7,762)	(219,454)
Cash, cash equivalents and restricted cash—Beginning of period	317,314	536,768
Cash, cash equivalents and restricted cash—End of period	$309,552	$317,314

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2023	2022	2023	2022
Gross profit	$109,850	$91,340	$419,339	$353,777
Stock-based compensation expense	1,876	1,920	7,006	5,360
Intangible asset amortization	725	725	2,900	2,900
Non-GAAP gross profit	$112,451	$93,985	$429,245	$362,037
Gross margin (1)	58%	55%	58%	56%
Non-GAAP gross margin (2)	59%	57%	59%	58%
(1)        We calculate gross margin as gross profit divided by revenue for the same period.
(2)        We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(20,248)	$(52,153)	$(107,294)	$(153,875)
Stock-based compensation expense	23,118	28,250	94,838	81,293
Intangible asset amortization	954	1,066	4,108	4,266
Restructuring charges	—	—	10,263	—
Non-GAAP net income (loss)	$3,824	$(22,837)	$1,915	$(68,316)

Weighted-average shares used in computing net loss per share, basic	155,161,554	143,120,852	150,098,776	140,873,504
Effect of dilutive securities (3)	7,688,463	—	6,998,611	—
Weighted-average shares used in computing non-GAAP net income (loss) per share, diluted	162,850,017	143,120,852	157,097,387	140,873,504

Net loss per share, basic and diluted	$(0.13)	$(0.36)	$(0.71)	$(1.09)
Non-GAAP net income (loss) per share, basic	$0.02	$(0.16)	$0.01	$(0.48)
Non-GAAP net income (loss) per share, diluted	$0.02	$(0.16)	$0.01	$(0.48)
(3)        For periods presented with a non-GAAP net loss, we have excluded the effect of potentially dilutive securities as their inclusion would be anti-dilutive.

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(20,248)	$(52,153)	$(107,294)	$(153,875)
Adjusted to exclude the following:	—	—
Interest income	(5,912)	(3,691)	(20,670)	(5,548)
Interest expense	54	356	518	1,251
Income tax provision	729	1,135	3,653	2,286
Depreciation and amortization	6,519	5,600	24,588	21,216
Stock-based compensation expense	23,118	28,250	94,838	81,293
Other income (expense), net	(283)	257	1,898	4,696
Restructuring charges	—	—	10,263	—
Adjusted EBITDA	$3,977	$(20,246)	$7,794	$(48,681)
Net loss margin (4)	(11)%	(32)%	(15)%	(24)%
Adjusted EBITDA margin (5)	2%	(12)%	1%	(8)%
(4)        We calculate net loss margin as net loss divided by revenue for the same period.
(5)         We calculate adjusted EBITDA margin as adjusted EBITDA divided by revenue for the same period.

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Abby Welch
Senior Director, Corporate Communications
abby.welch@udemy.com